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                                                                      EXHIBIT 21

                     NATIONAL STEEL CORPORATION SUBSIDIARIES

                                               Jurisdiction       Percentage
                                                    of           Outstanding
          Name                                 Incorporation     Stock Owned
          ----                                 -------------     ------------

American Steel Corporation                     Michigan               100%
D. W. Pipeline Company                         Michigan               100%
Delray Connecting Railroad Company             Michigan               100%
Granite City Steel Company                     Illinois               100%
Granite Intake Corporation                     Delaware               100%
Great Lakes Steel Corporation                  Delaware               100%
The Hanna Furnace Corporation                  New York               100%
Hanna Ore Mining Company                       Minnesota              100%
Ingleside Channel & Dock Co.                   Texas                  100%
Ingleside Point Corporation                    Texas                  100%
Ingleside Holdings L. P.                       Texas                  100%
Liberty Pipe and Tube, Inc.                    Texas                  100%
Mathies Coal Company                           Pennsylvania         86.67%
Mid-Coast Minerals Corporation                 Delaware               100%
Midwest Steel Corporation                      Pennsylvania           100%
N Squared Aviation LLC                         Delaware             66.67%
NS Holdings Corporation                        Delaware               100%
NS Land Company                                New Jersey             100%
NS Technologies, Inc.                          Delaware               100%
NSC Realty Corporation                         Delaware               100%
NSL, Inc.                                      Delaware               100%
Natcoal, Inc.                                  Delaware               100%
National Acquisition Corporation               Delaware               100%
National Caster Acquisition Corporation        Delaware               100%
National Caster Operating Corporation          Delaware               100%
National Casting Corporation                   Delaware               100%
National Coal Mining Company                   Delaware               100%
National Coating Limited Corporation           Delaware               100%
National Coating Line Corporation              Delaware               100%
National Materials Procurement Corporation     Illinois               100%
National Mines Corporation                     Pennsylvania           100%
National Ontario Corporation                   Delaware               100%
National Ontario II, Limited                   Delaware               100%
National Pickle Line Corporation               Delaware               100%
National Steel Corporation (New York)          New York               100%
National Steel Funding Corporation             Delaware               100%
National Steel Pellet Company                  Delaware               100%
Natland Corporation                            Delaware               100%
Peter White Coal Mining Corp.                  West Virginia          100%
ProCoil Corporation                            Delaware               100%
Puritan Mining Company                         Michigan               100%
Rostraver Corporation                          Delaware               100%
Skar-Ore Steamship Corporation                 Delaware               100%
The Teal Lake Iron Mining Company              Michigan               100%